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                                                                       EXHIBIT 5


                                January 5, 1998


Ameren Corporation
1901 Chouteau Avenue
St. Louis, Missouri  63103

  Re:      Registration Statement on Form S-3 Relating to 4,200,000 Shares of
Common Stock

Ladies and Gentlemen:

        I have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Ameren Corporation, a Missouri corporation (the "Company"), with the Securities and Exchange Commission on January 5, 1998 in connection with the registration under the Securities Act of 1933, as amended, of 4,200,000 shares of the Common Stock, $0.01 par value per share (the "Common Stock"), of the Company to be offered and sold pursuant to its DRPlus Dividend Reinvestment and Stock Purchase Plan.

        As Vice President and General Counsel of the Company, I have examined the Restated Certificate of Incorporation and the By-laws of the Company, each as amended to the date hereof, the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Common Stock and such other documents and materials as I have deemed necessary or appropriate to enable me to deliver this opinion.

        Based upon the foregoing, I am of the opinion that:

        Subject to (i) compliance with applicable state securities laws and
(ii) the filing and effectiveness of the Registration Statement with the Securities and Exchange Commission, the Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement to the use of my name under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.

                                           Yours truly,



                                           /s/William E. Jaudes
                                           -------------------------
                                           William E. Jaudes
                                           Vice President and General Counsel
                                           Ameren Corporation